Exhibit 99.1

ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Financial Statements

As of June 30, 2014 and 2013 and For the Years Then Ended

Together with Independent Auditors’ Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

AlphaGraphics, Inc.

We have audited the accompanying consolidated financial statements of AlphaGraphics, Inc. and subsidiary (collectively, the Company), which comprise the consolidated balance sheets as of June 30, 2014 and 2013, the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to error or fraud. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AlphaGraphics, Inc. and subsidiary as of June 30, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

October 3, 2014

ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

As of June 30,

	2014	2013
Assets

Current assets:
Cash and cash equivalents	$419,877	$2,404,177
Accounts receivable less allowance for doubtful accounts of $63,000 and $34,000 for 2014 and 2013, respectively	744,083	884,926
Current portion of notes receivable from related parties	-	84,254
Prepaid expenses and other	661,229	539,949
Inventories, net	20,981	31,708
Income taxes receivable	355,088	336,866
Current portion of deferred income tax assets	161,352	322,381

Total current assets	2,362,610	4,604,261

Notes receivable and notes receivable from related parties, net of current portion	636,196	972,690
Property and equipment, net	358,265	344,531
Intangible assets, net	7,102,572	7,447,046
Restricted cash and other	31,909	202,154

Total assets	$10,491,552	$13,570,682

See accompanying notes to consolidated financial statements.

1

ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

Continued

As of June 30,

	2014	2013

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$2,695,150	$2,983,774
Deferred revenues	576,196	1,159,311
Current portion of long-term debt	625,000	440,920
Current portion of capital lease obligations	31,512	20,710

Total current liabilities	3,927,858	4,604,715

Long-term debt, net of current portion	2,875,000	1,095,731
Capital lease obligations, net of current portion	25,943	30,698
Accrued liabilities and other	151,512	194,276
Deferred income tax liabilities	2,431,565	2,486,689

Total liabilities	9,411,878	8,412,109

Commitments and contingencies (Notes 6, 7, 10, 12 and 13)

Stockholders' equity:
Preferred stock, $0.0001 par value: 605,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value: 2,000,000 shares authorized; 1,028,101 shares and 1,018,125 shares outstanding for 2014 and 2013, respectively	103	102
Additional paid-in capital	5,810,897	5,719,993
Treasury stock, 2,351 shares and 2,043 shares of common stock held for 2014 and 2013, respectively	(16,154)	(14,540)
Accumulated deficit	(4,715,172)	(546,982)

Total stockholders' equity	1,079,674	5,158,573

Total liabilities and stockholders' equity	$10,491,552	$13,570,682

See accompanying notes to consolidated financial statements.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Statements of Income

For the Years Ended June 30,

	2014	2013
Revenues:
Royalties and franchise fees	$10,473,817	$9,627,191
Supply sales, service fees and other	2,159,929	2,378,938

Total revenues	12,633,746	12,006,129

Operating expenses:
Salaries, wages and benefits	4,343,385	4,215,517
General and administrative	2,670,366	2,326,600
Costs of supply sales	1,165,728	1,320,768
Advertising and development	777,063	783,001
Depreciation and amortization	501,676	444,244
Management fees	269,443	256,293

Total operating expenses	9,727,661	9,346,423

Operating income	2,906,085	2,659,706

Other income (expense):
Interest income	28,548	49,905
Interest expense	(205,054)	(58,217)
Other income	25,972	-
Costs associated with former CEO court ruling (Note 10)	(380,245)	-
Financing fee paid to Blackstreet Capital Management, LLC or its affiliate	(130,000)	-

Total other expense, net	(660,779)	(8,312)

Income before income tax provision	2,245,306	2,651,394
Income tax provision	(765,350)	(1,097,924)

Net income	$1,479,956	$1,553,470

See accompanying notes to consolidated financial statements.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

For the Years Ended June 30, 2014 and 2013

					Retained
			Additional		Earnings	Total
	Common Stock		Paid-in	Treasury	(Accumulated)	Stockholders'
	Shares	Amount	Capital	Stock	(Deficit)	Equity

Balance as of June 30, 2012	1,008,033	101	5,673,994	(14,476)	199,548	5,859,167

Net income	-	-	-	-	1,553,470	1,553,470
Cash dividends paid on common stock	-	-	-	-	(2,300,000)	(2,300,000)
Common stock issued for cash	10,101	1	45,999	-	-	46,000
Repurchase of 9 shares of common stock for treasury	(9)	-	-	(64)	-	(64)

Balance as of June 30, 2013	1,018,125	102	5,719,993	(14,540)	(546,982)	5,158,573

Net income	-	-	-	-	1,479,956	1,479,956
Stock-based compensation expense	-	-	29,200	-	-	29,200
Cash dividends paid on common stock	-	-	-	-	(5,648,146)	(5,648,146)
Common stock issued for cash	10,284	1	61,704	-	-	61,705
Repurchase of 308 shares of common stock for treasury	(308)	-	-	(1,614)	-	(1,614)

Balance as of June 30, 2014	1,028,101	$103	$5,810,897	$(16,154)	$(4,715,172)	$1,079,674

See accompanying notes to consolidated financial statements.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the Years Ended June 30,

	2014	2013
Cash flows from operating activities:
Net income	$1,479,956	$1,553,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	441,676	444,244
Stock-based compensation expense	29,200	-
Loss (gain) on sale of property and equipment	(4,000)	2,654
Income tax provision	765,350	1,097,924
Write-off of notes receivable to related parties	380,245	-
Provision (benefit) for bad debts	19,626	(188,287)
Changes in operating assets and liabilities:
Accounts and notes receivable	112,161	177,299
Prepaid expenses and other	(121,280)	(190,016)
Inventories	10,727	138,401
Income taxes receivable	(18,222)	(304,580)
Accounts payable and accrued liabilities	(288,624)	608,592
Deferred income taxes	(659,445)	(546,817)
Deferred revenues	(583,115)	762,611
Accrued liabilities and other	(42,764)	74,118
Net cash provided by operating activities	1,521,491	3,629,613
Cash flows from investing activities:
Purchases of property and equipment	(110,936)	(66,712)
Proceeds from sale of property and equipment	4,000	-
Collections on notes receivable from related parties	49,559	198,592
Change in restricted cash and other	170,245	(74,160)
Net cash provided by investing activities	112,868	57,720
Cash flows from financing activities:
Common stock repurchases for treasury	(1,614)	(64)
Cash dividends paid on common stock	(5,648,146)	(2,300,000)
Principal payments on long-term debt and capital lease obligations	(525,400)	(309,233)
Proceeds from issuance of common stock	61,705	46,000
Net increase in long-term debt and line-of-credit borrowings	2,494,796	-
Net cash used in financing activities	(3,618,659)	(2,563,297)
Increase (decrease) in cash and cash equivalents	(1,984,300)	1,124,036
Cash and cash equivalents, beginning of the year	2,404,177	1,280,141

Cash and cash equivalents, end of the year	$419,877	$2,404,177

	2014	2013
Supplemental cash flow information:
Cash paid for interest	$200,721	$58,251
Cash paid for income taxes	567,246	697,763

See accompanying notes to consolidated financial statements.

5

ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

1. Nature of Business

AlphaGraphics, Inc. (AGI or the Company) markets franchises in AGI business centers, which specialize in the planning, production, and management of visual communications for businesses and individuals throughout the world.

On January 10, 2012, BC Alpha, LLC (Parent), a Delaware limited liability company, purchased a 97.57% common share interest in AGI.

During the year ended June 30, 2014 and 2013, 7 and 13 new/conversion domestic business centers were opened and 7 and 12 domestic business centers were closed, respectively. As of June 30, 2014 and 2013, there were 245 and 245 domestic business centers and 33 and 34 international business centers in operation, respectively.

2. Summary of Significant Accounting Policies

Consolidation and Significant Developments

The consolidated financial statements include the accounts of AGI and its wholly owned subsidiary. The entities are collectively referred to as the “Company.”

Arcade Developers, LLC (Arcade) – owned and managed the office building in which AGI was headquartered through January 2012.  Arcade also had additional tenants that leased space in this office building.  AGI sold the building on September 23, 2011. Effective January 31, 2012, Arcade ceased operations and the entity closed during 2014.

All significant intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents

Cash equivalents consist of money market funds. For purposes of the statements of cash flows, the Company considers financial instruments with original maturities to the Company of three months or less to be cash equivalents.

Restricted Cash

The Company maintained a long-term incentive program for Kevin K. Cushing (Mr. Cushing), a former chief executive officer (CEO) and president, and set aside the related cash in a trust account through April 2014. The value of the account as of June 30, 2014 was $0 and approximately $104,000 as of June 30, 2013. This amount is included in restricted cash and other in the accompanying 2013 consolidated balance sheet and served as collateral for a note receivable from Mr. Cushing (see Note 10).

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

2. Summary of Significant Accounting Policies Continued

Accounts and Notes Receivable

The Company records accounts receivable for earned but uncollected royalties and franchise fees. In certain instances, the Company enters into notes receivable with franchisees for uncollected royalties and fees with interest rates ranging from 0% to 10%. The Company requires personal guarantees in lieu of collateral on these notes receivable, and franchise agreements are subject to termination if obligations to the Company are not paid on a timely basis. Interest income is accrued on the unpaid principal balance. Because these notes receivable (other than the notes receivable from related parties) represent uncollected royalties and fees and are similar in nature to accounts receivable, the related cash flows are included in operating activities in the consolidated statements of cash flows. Allowances are provided on an account-by-account basis for estimated uncollectible accounts as deemed necessary by management. The Company considers current economic trends and changes in payment terms when evaluating the adequacy of the allowance.

Inventories

Inventories, which consist of supplies and equipment held for resale, are valued at the lower of cost (using the first-in, first-out method) or market value. The Company periodically reviews inventories for excess supply, obsolescence, and carrying values above estimated realizable amounts, and provides appropriate reserves. As of June 30, 2014 and 2013, management provided allowances for obsolete inventory of approximately $0 and $16,000, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets or over the related lease terms (if shorter). Expenditures that materially increase the useful lives of equipment and improvements are capitalized.

The costs of routine maintenance and repairs are charged to expense as incurred. Included in property and equipment is the cost of software developed or acquired for internal use. These costs are amortized over the estimated useful life of the software.

Intangible Assets

Intangible assets are recorded at the lower of cost or net realizable value. Intangible assets with indefinite lives are not amortized, but are assessed for impairment on at least an annual basis. Intangible assets with definite lives are amortized over the expected useful lives of the assets and are assessed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

 Continued

2. Summary of Significant Accounting Policies Continued

Impairment of Long-Lived Assets

The Company reviews its property, equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may be impaired. If it is determined that the estimated undiscounted future cash flows are not sufficient to recover the carrying amounts of the assets, an impairment loss is recognized in the consolidated statements of operations for the difference between the carrying amounts and the fair values of the assets. Management’s assessment as of June 30, 2014 and 2013 indicated that no impairment existed.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the service or product has occurred, the price to the customer is fixed or determinable, and collectability is reasonably assured.

The Company recognizes revenue by category as follows:

•      Royalty and Initial Franchise Fee Revenues

Royalty revenues from franchisees are primarily based on a percentage of business center sales and are recognized in the period in which they are earned. Initial franchise fee revenues are recognized when the obligations required by the franchise agreement have been substantially performed by the Company, which is generally upon the training of the franchisee. Revenues from area development franchise fees and IML fees are recognized when the obligations required by the area development and IML agreements have been substantially performed.

•      Supply Sales, Service Fees and Other Revenues

Supply sales, service fees and other revenues are recognized when the products have been shipped or services provided. The Company accounts for shipping and handling costs (1) as revenues within the caption of supply sales, service fees and other revenues, and (2) as expenses within the caption of general and administrative expenses, in the consolidated statements of operations.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

2. Summary of Significant Accounting Policies Continued

Advertising and Development Costs

The costs of advertising, marketing and development are expensed as incurred. Certain amounts received from franchisees for marketing and advertising campaigns benefiting the franchisees are held in a fund. The Company controls the manner in which these funds are spent. In addition to marketing and advertising expenses, fund expenses include general operating expenses such as reasonable salaries, travel related expenditures, administrative expenses, and overhead incurred by the Company on behalf of the fund. Amounts in the fund and the related revenues and expenses are not reflected in the accompanying consolidated financial statements. The Company may spend in any fiscal year an amount greater or less than the aggregate contributions made by the franchisees to the fund. The Company had accounts payable of approximately $26,000 and $10,500 to the fund as of June 30, 2014 and 2013, respectively, and these amounts are included in accounts payable in the accompanying consolidated balance sheets.

Share-Based Compensation

Share-based payments made to employees, including grants of employee stock options, are measured using a fair value-based method. The related expense is recorded in the consolidated statements of income over the period of service. No options were granted during the year ended June 30, 2014. One grant for 10,284 options was made during the year ended June 30, 2013, which was exercised during the year ended June 30, 2014. No unvested options were outstanding as of June 30, 2014 and 10,284 unvested options were outstanding as of June 30, 2013.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes related primarily to differences between the tax bases of assets and liabilities. The deferred income taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred income tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred income tax assets may not be realized.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

2. Summary of Significant Accounting Policies Continued

Income Taxes - Continued

The Company recognizes the financial statement amount of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no consolidated financial statement benefit is recognized. As of June 30, 2014 and 2013, the Company had no material uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company has no federal or state examinations in progress. The Company’s tax years subject to federal and state tax examination are 2011, 2012, 2013 and 2014.

Real Estate Development

AGI’s subsidiary, Arcade, owned the building which contained the Company's worldwide headquarters, retail and commercial space, and nine luxury condominiums through September 23, 2011, when the building was sold. Arcade was dissolved during 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Subsequent Events Management has evaluated subsequent events through October 3, 2014, which is the date the consolidated financial statements were available to be issued.
Reclassifications Certain amounts in the 2013 consolidated financial statements have been reclassified to conform with the current year presentation.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

2. Summary of Significant Accounting Policies Continued

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist principally of cash and cash equivalents. As of June 30, 2014 and 2013, the Company had demand deposits at financial institutions in excess of the limit for insurance by the Federal Deposit Insurance Corporation of approximately $831,000 and $71,000, respectively. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit to its customers and generally requires no collateral.
3. Notes Receivable	Notes receivable consisted of the following as of June 30:

	2014	2013

Note receivable from Mr. Cushing and a franchisee, due and payable in full. Secured by stock in Progressive Partners, Inc. (Cushing) and Progressive Partners Holdings, LLC (a franchisee). The total amount due has been placed in escrow per a court order.	$636,196	$972,798

Royalty notes receivable, secured by personal guarantees, due in varying monthly installments with interest rates ranging from 0% to 10%, maturing at various dates through August 30, 2015.	123,550	240,020

Note receivable from Mr. Cushing, installment payments began February 2011, with an interest rate of 1.24%. Resolved in 2014 as part of a court order.	-	59,147

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

3.	Notes Receivable Continued

	2014	2013

Other notes receivable, generally secured by personal guarantees and equipment, due in varying monthly installments with interest rates ranging from 0% to 10%, maturing at various dates through May 1, 2015.	$-	$85,266

	759,746	1,357,231

Less current portion	-	(84,254)

Less allowance for uncollectible notes	(123,550)	(300,287)

	$636,196	$972,690

4.	Property and Equipment	Property and equipment consisted of the following as of June 30:

	2014	2013	Useful Lives (Years)

Computer equipment	$706,740	$703,671	3-5
Internal-use software	482,267	407,538	3-10
Furniture and office equipment	389,262	361,196	3-7
Leasehold improvements	73,793	69,033	5
Vehicle	-	10,599	7

	1,652,062	1,552,037

Less: accumulated depreciation and amortization	(1,293,797)	(1,207,506)

	$358,265	$344,531

Depreciation expense was approximately $97,000 and $100,000 for fiscal years 2014 and 2013, respectively, and is included in depreciation and amortization expense in the accompanying consolidated statements of income.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

5.	Intangible Assets	Intangible assets consisted of the following as of June 30:

	2014	2013	Useful Lives (Years)

Amortizable intangible assets:
Acquired franchisee agreements	$5,227,112	$5,167,112	15
Less: accumulated amortization	(906,832)	(502,358)

Net amortizable intangible assets	4,320,280	4,664,754

Nonamortizable intangible assets – trademarks	2,782,292	2,782,292

Intangible assets, net	$7,102,572	$7,447,046

Amortization expense related to intangible assets was approximately $404,000 and $344,000 for fiscal years 2014 and 2013, respectively.

Total estimated annual amortization expense for intangible assets as of June 30, 2014 was as follows:

Years Ending June 30,
2015	$344,474
2016	344,474
2017	344,474
2018	344,474
2019	344,474
Thereafter	2,597,910

$4,320,280

6.	Leases	The Company had capital lease obligations related to its telephone system and computer equipment of $57,455 and $51,408 as of June 30, 2014 and 2013, respectively, of which $31,512 and $20,710, respectively, was current. Amortization expense for assets held under capital leases is included in depreciation and amortization expense in the accompanying consolidated statements of income.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

6.	Leases Continued	Future minimum payments under noncancelable operating and capital leases consisted of the following as of June 30, 2014:

Years Ending June 30,	Operating Leases	Capital Leases

2015	$210,442	$34,231
2016	212,217	21,232
2017	215,603	5,974

Total minimum lease payments	$638,262	61,437
Less: imputed interest		(3,982)

Present value of minimum lease payments		57,455
Less current portion of capital lease obligations		(31,512)

Capital lease obligations, net of current portion		$25,943

Certain of the Company's operating leases provide for rent escalations based on increases in the Consumer Price Index. Total rental expense was approximately $181,000 and $190,000 for the fiscal years ended June 30, 2014 and 2013, respectively.

7.	Long-term Debt	Long-term debt consisted of the following as of June 30:

	2014	2013
Note payable to a financial institution with quarterly principal payments of $375,000 (with 1st payment of $250,000 beginning March 2015), plus interest at prime rate plus 2.5% (5.75% as of June 30, 2014), secured by the Company's assets, maturing June 2017.	$3,500,000	$-

Note payable to a financial institution with monthly principal payments of $37,037, plus interest at a fixed rate of 3.85%, secured by the Company’s assets, maturing October 2016. This note was paid off on August 30, 2013 as part of a refinancing.	-	1,536,651

Less current portion	(625,000)	(440,920)

	$2,875,000	$1,095,731

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

7.	Long-term Debt Continued	Future minimum principal payments of long-term debt as of June 30, 2014 were as follows:

Years Ending June 30,

2015	$625,000
2016	1,500,000
2017	1,375,000

$3,500,000

During August 2013, the Company entered into a term note payable with a financial institution which includes certain financial covenants. Management has determined that the Company was in compliance with these financial covenants as of June 30, 2014.

As part of the financial institution’s financial agreement, the Company may draw on a $1,000,000 (as amended subsequent to year-end) line of credit (LOC). The LOC bears interest at the greater of (a) the prime rate plus 2.50% or (b) the LIBOR rate plus 5.50%. The LOC matures on August 30, 2017. The Company has not drawn on the LOC to date.

8.	Stockholders’ Equity and Stock Options

AGI has 2,605,000 authorized shares of stock, of which 2,000,000 shares are common stock, par value $0.0001 per share, and 605,000 shares are preferred stock, par value $0.0001 per share.

During fiscal year 2014, the Board of Directors approved the sale of 10,284 shares of common stock to the Board Chair for a total of $61,705, after the Board approved an accelerated vesting of the related stock options.

During fiscal year 2013, the Board of Directors approved the sale of 10,101 shares of common stock to one executive for a total of $46,000.

In August 2013, the Board approved the exchange of 80,899 AGI shares of common stock to four minority stockholders for equivalent Parent company common and preferred membership interests resulting in equivalent effective ownership in AGI. In May 2014, the Parent members redeemed their preferred membership interests with an effective date of August 30, 2013.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

8.	Stockholders’ Equity and Stock Options Continued	The Company had a stock option plan (the 2007 Plan) which reserved 200,000 shares of common stock for issuance. During 2013, the Company terminated the 2007 Plan, which had not granted any options to date. Therefore, there was no stock-based compensation for the year ended June 30, 2013.

After the termination of the 2007 Plan, the Company adopted a new stock option plan (the 2013 Plan) whereby options to purchase shares of the Company's common stock are granted at a price equal to the estimated fair value of the stock on the date of the grant, as determined by the Board. Options may be exercised upon vesting, which generally occurs over a period of five years. Options expire upon the earlier of seven years from the date of the grant or termination of employment.

The Company has reserved 150,000 shares of common stock for issuance under the 2013 Plan.

As of June 30, 2014, the Company had recognized $29,200 of stock-based compensation expense related to an award which was granted in 2013.

The following sets forth the outstanding common stock options and related activity for the years ended June 30, 2014 and 2013:

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding as of June 30, 2013	10,284	$6.00

Granted	-	-
Exercised	(10,284)	6.00
Forfeited	-	-

Outstanding as of June 30, 2014	-	-

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

8.	Stockholders’ Equity and Stock Options Continued	The fair value of the stock-based award granted in 2013 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	.96%
Expected stock price volatility	55.6%
Expected dividend yield	2.28%
Expected life of options	10 years

As of June 30, 2014, the aggregate intrinsic values of options outstanding and options exercisable were $0.
Expected option lives and volatilities were based on historical data of the Company and comparable companies in the industry. The risk free interest rate was calculated using similar rates published by the Federal Reserve. The Company plans to continue to declare and pay dividends.

9.	Income Taxes	Components of the approximate provision for income taxes for the years ended June 30 are as follows:

	2014	2013
Current:
Federal	$(547,000)	$(420,000)
State	(85,000)	(93,000)
Foreign	(27,000)	(33,000)

Deferred	(106,000)	(552,000)

	$(765,000)	$(1,098,000)

The Company's effective tax rates vary from the federal statutory rates due to nondeductible items such as a portion of the Company's meals and entertainment expenses and state and foreign taxes.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

9.	Income Taxes Continued	Significant components of the Company's deferred income tax assets and liabilities as of June 30 are as follows:

	2014		2013
	Current	Noncurrent	Current	Noncurrent

Nondeductible accruals	$91,000	$-	$191,000	$-
Allowance for bad debts	70,000	-	125,000	-
Intangible assets	-	(2,649,000)	-	(2,778,000)
Inventory reserves	-	-	6,000	-
Basis in property and equipment	-	(80,000)	-	(100,000)
Charitable contribution	-	-	-	-
Net operating losses	-	255,000	-	340,000
Capital loss carry forward		21,000	-	21,000
Foreign tax credit	-	56,000	-	69,000
Valuation allowance	-	(35,000)	-	(39,000)

	$161,000	$(2,432,000)	$322,000	$(2,487,000)

The Company has total federal net operating loss (NOL) carry forwards of approximately $551,000 which expire in 2032 and state NOL carry forwards of approximately $2,052,000 which expire depending on the rules of the states to which the loss or credit is allocated. These NOL’s are subject to limitations under Internal Revenue Code Section 382 due to an ownership change that occurred during fiscal year 2012. The Company has $56,000 of foreign tax credits that expire from 2021 to 2022.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

10.	Commitments and Contingencies

Legal Proceedings

The Company is party to various lawsuits and arbitrations, and is periodically subject to audits and reviews by taxing authorities. In the opinion of management, disposition of these claims will not have a material effect on the Company’s consolidated financial position or results of operations.

Employment and Breach of Fiduciary Duty Litigation

On February 10, 2012, Kevin K. Cushing, the Company’s former CEO and a former member of the Board of Directors and a current franchisee of two AlphaGraphics® franchises, filed suit against the Company alleging breaches of Mr. Cushing’s employment contract and his retention agreement with the Company, as well as a breach of the covenant of good faith and fair dealing for failure to meet contractual obligations.

Mr. Cushing sought severance payments in excess of $700,000; an award of statutory penalties on the unpaid severance; an accounting of the profit before interest and taxes for purposes of determining his potential entitlement to additional bonus compensation; and attorneys’ fees and costs. On March 12, 2012, the Company filed an Answer and Counterclaim asserting that Mr. Cushing’s termination was “for cause” under the applicable agreements and that he was not entitled to receive any severance payments. The Company further alleged that Mr. Cushing used corporate funds to pay for personal expenses, was insubordinate towards the Board of Directors, and breached his fiduciary duties to the Company by engaging in self-dealing transactions which included paying himself cash for paid time off, capping royalties on the franchises he owns and modifying the terms of a more than $1,000,000 loan from the Company. The Company sought to invalidate the alleged self-dealing transactions, and to recover money damages related to his misuse of the Company’s funds and breaches of fiduciary duties. The Company also alleged that Cushing’s retention agreement was a product of his self-dealing and was not, therefore, enforceable against the Company. In April 2013, the court granted the Company’s motion for summary judgment dismissing all of Mr. Cushing’s originally filed claims on the basis that any severance he might have been owed served as collateral for his loan from the Company. On June 14, 2013, Mr. Cushing amended his complaint to add new claims for wrongful termination and breach of the implied covenant of good faith and fair dealing.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

10.	Commitments and Contingencies Continued

Employment and Breach of Fiduciary Duty Litigation - Continued

On August 4, 2013, Mr. Cushing also sought a declaratory judgment that his breach of the pledge agreement for his loan with the Company was immaterial and did not constitute an event of default under the loan, and asserted a claim of breach of the implied covenant of good faith and fair dealing based on our decision to declare the loan in default and pursue a sale of the collateral under the pledge agreement related to the loan.

In December 2013, a trial was held on the claims and counterclaims. In its written ruling on February 27, 2014 and final judgment on July 3, 2014, the court concluded that (i) the paid time off payments, royalty cap, loan amendments, and the retention agreement were each the product of Cushing’s self-dealing; (ii) as products of Mr. Cushing’s self-dealing, the loan amendments and the retention agreement were void and unenforceable against the Company; (iii) although Mr. Cushing breached his fiduciary duties to the Company by pursuing the self-dealing transactions, no monetary damages had been established; (iv) despite his breach of his fiduciary duties, Mr. Cushing’s termination was not for “cause” as defined in his employment agreement, and thus he was entitled to receive severance from the Company in the amount of $568,137, which amount the court allowed to be offset against the balance due on the loan, for a total amount due to the Company from Mr. Cushing of $636,196; (v) an event of default occurred on the pledge agreement and promissory note related to the loan, and the Company did not breach the implied covenant of good faith and fair dealing in declaring his loan in default or pursuing a sale of the collateral; and (vi) the Company is entitled to attorneys’ fees related to enforcement of the pledge agreement in the amount of $187,892. On July 10, 2014, the Company filed a notice of intent to appeal the court’s decision that Mr. Cushing’s termination was not for “cause” under the employment agreement and that the Company did not prove sufficient damages for breaches of his fiduciary duty. On July 31, 2014, Mr. Cushing filed a notice of cross-appeal indicating his intent to appeal all of the court’s adverse rulings against him. On August 19, 2014, the court awarded Mr. Cushing costs of $14,662 under Utah Rule of Civil Procedure 54(d).  The Company intends to appeal this ruling. We cannot reasonably predict the likely outcome of the various appeals.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

10.	Commitments and Contingencies Continued

Retention Agreement

The former members of the Board of Directors determined to provide additional incentives to encourage certain members of the executive team (executives) to remain employed by the Company for at least 90 days following the closing of a transaction involving a change of ownership of the Company which occurred on January 10, 2012. The former Board of Directors approved retention bonus and severance agreements to nine executives.

•      Retention Bonus

As of June 30, 2012, the Company had satisfied its obligations to eight of the executives in the form of cash or other consideration. As of June 30, 2014, the matter was resolved with Mr. Cushing due to the litigation described above, pending appeal.

•      Severance

During February and May of fiscal year 2013, two executives resigned. The Company satisfied its obligation to one executive prior to year-end and had accrued for the remaining obligations for the one who resigned in May 2013. The remaining cash payments were made by August 31, 2013. Also, as of June 30, 2012, the Company had accrued for the remaining obligations to two executives who resigned in May 2012. The cash payments were made by August 31, 2012. During 2014, the court ruled on the Mr. Cushing litigation and related severance, as described above, pending appeal.

Employee Agreements

The Company has entered into employment agreements with certain members of management. The terms of each agreement are different. However, one or all of these agreements include stipulated base salary, bonus potential, vacation benefits, severance, equity participation, and non-competition agreements.

11.	Retirement Plan	The Company has a 401(k) salary deferral plan covering substantially all employees of the Company who have completed one month of service and are 18 years of age or older. The Company matches employee contributions at the discretion of the Board. During fiscal years 2014 and 2013, the Company matched employee contributions to the plan at 50% of the employee’s contribution up to 6% of the employee’s salary. The Company’s matching contributions totaled approximately $109,000 and $78,000 for fiscal years 2014 and 2013, respectively.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

12.	Related-Party Transactions	The Company is subject to a management and advisory agreement (the Management and Advisory Agreement) with Blackstreet Capital Management, LLC (BCM) dated January 11, 2012, as amended on April 1, 2012. The Management and Advisory Agreement, as amended, stipulates that: (i) BCM will provide the Company with financial, managerial, and operational advice in connection with its day-to-day operations; (ii) BCM will provide the Company with advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company; (iii) certain of BCM’s qualified personnel will be allowed to serve on the Board of Directors of the Company; and (iv) BCM will assist the Company in obtaining debt or equity financing.

Pursuant to the Management and Advisory Agreement, the Company is obligated to pay the following:

(i)           a management fee to BCM equal to the greater of (a) 5% of the Company’s EBITDA per annum or (b) $250,000 per annum (increasing 5% per year) in exchange for the services provided to the Company by BCM, with such fee being payable by the Company monthly in advance by wire transfer of immediately available funds.

(ii)          A fee to BCM, in connection with the closing of any debt or equity financing from any third party, equal to two percent (2%) of the total amount of funds committed in such financing.

(iii)         A fee in the amount of $400,000 payable to BCM, in connection with referring any add-on acquisitions to the Company and performing due diligence and turnaround services in connection with such acquisitions.

(iv)         An increase of $60,000 per annum in the fee described in clause (i) above for each add-on acquisition.

(v)          Reimbursement of certain out-of-pocket expenses incurred by BCM, and its professional advisors, including but not limited to lawyers and accountants.

The total fees incurred by the Company for the years ended June 30, 2014 and 2013 relating to these services was $269,443 and $256,293, respectively, and is included in management fees in the accompanying consolidated statements of income.

In August 2013, the Company entered into a new term loan agreement with a financial institution for which an advisory fee of $130,000 was paid to BCM, pursuant to the above agreement.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

12.	Related-Party Transactions Continued	The Company had accounts payable of approximately $26,000 and $10,500 to the advertising fund as of June 30, 2014 and 2013, respectively. The payable is for marketing and advertising expenses the advertising fund has yet to incur, but are scheduled in the near term. These amounts are included in accounts payable in the accompanying consolidated balance sheets.

The Company loaned approximately $1,400,000 to Mr. Cushing in exchange for a secured promissory note in 2004. During June 2011, the secured promissory note was amended and split 76.5% to Mr. Cushing and 23.5% to his franchisee business partner. As a result of the court’s ruling in February 2014, and the judgment entered July 3, 2014, it was confirmed that Mr. Cushing remained jointly and severally liable for the full balance due on the loan, while his franchise partner was severally liable only for his 23.5% share. The secured promissory note was payable in varying monthly installments at an interest rate of LIBOR plus 2%, but became due and payable in full as a result of the court ruling in February 2014. As of June 30, 2014 and 2013, the outstanding balance of the note from Mr. Cushing was approximately $636,000 (100% of the loan balance) and $744,000 (76.5% of the loan balance), respectively, and $149,000 (23.5% of the loan balance but amount covered already in Cushing balance) and $229,000 (23.5% of the loan balance), respectively, from his franchisee partner.

During the year ended June 30, 2009, the Company loaned $110,000 to Mr. Cushing in exchange for a secured promissory note. The secured promissory note was payable monthly beginning February 1, 2011, includes interest at a variable rate based on the one-year LIBOR rate until March 2014. As a result of the court’s February 2014 ruling, the loan was paid off using the proceeds in Mr. Cushing’s long-term incentive account. As of June 30, 2014 and 2013, the amount due on this note, including accrued interest, was approximately $0 and $59,000, respectively.

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ALPHAGRAPHICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Continued

13.	Subsequent Event	On August 29, 2014, the majority unit holder of the Parent entered into an Agreement and Plan of Merger with Western Acquisition Co., LLC (WAC), wholly owned subsidiary of Western Capital Resources, Inc. (WCR). The Merger Agreement contemplates a merger between the majority unit holder of the Parent and WAC with the majority unit holder of Parent surviving the merger and thereby becoming a wholly owned operating subsidiary of WAC. Unit holders of the majority unit holder of the Parent immediately prior to the effective time of the Merger will be entitled to receive a number of shares of WCR's common stock equivalent to approximately 48% of WCR's common stock outstanding immediately after the Merger. The completion of the Merger is contingent upon customary closing conditions, including the approval of the members of the Parent and subject to certain materiality-based exceptions, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of each of the Parent and WCR set forth in the Merger Agreement. In this regard, the Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of the parties to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other's information. The Merger Agreement was finalized by the parties on September 30, 2014.

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